OFFER TO PURCHASE

THIS AGREEMENT is made as of the 5th day of November 2001

BETWEEN:

H20 Relief Management Inc., as Vendor ("HRMI")

HRMI is a private company incorporated in British

Columbia Canada

AND:

Sun Power Corporation, as Purchaser ("HYTN")

Sun Power Corporation is a public company listed on the OTCBB

HRMI has the exclusive right to commercialize and develop markets world wide in wastewater treatment with the exception of China, pursuant to a Manufacturing and Distribution License Agreement made between HRMI and Tri-Y Enterprises Ltd. ("TRI") HRMI has expended considerable effort and expense in developing opportunities in various countries including, but not limited to Canada, Mexico, Guatemala, Costa Rica, India, Korea, Taiwan, Japan, Malaysia, Indonesia and Singapore.

HYTN hereby offers to purchase the HMRI rights by way of an assignment of the Manufacturing and Distribution Agreement to HYTN or any other party designated by HYTN, on the following terms and conditions:

1. Purchase Price: 158,000 common shares of HYTN plus $25,000 in cash. A written opinion from a qualified CPA firm that this share exchange does not attract any taxes is required prior to closing.

2. Closing Date: On or before December 1st 2001.

3. Subject to the Purchaser's receipt of the written consent by TRI to the assignment of the Manufacturing and Distribution License Agreement. This is also subject to the closing of the purchase of 100% of the shares of TRI by HYTN on or before December 15th 2001. HYTN reserves the right to rescind this Agreement should its purchase of Tri-Y Enterprises Ltd. not occur in the stipulated time.

4. Representations and Warranties required of the Vendor on or before Closing.

a) that it is legally entitled to enter into this transaction.

b) That it's interest in the Manufacturing and Distribution License Agreement is free of all encumbrances.

c) that Peter Kok Beng Yew, through his company, Pacifica Asia Edition Inc, will enter into a mutually satisfactory management contract with TRI to take effect upon closing of the Offer To Purchase Agreement between TRI and HYTN.

5. Representations and Warranties required of the Purchaser on or before Closing.

a) that HYTN is legally entitled to enter into this transaction.

b) that HYTN is a fully reporting public company listed on the OTCBB essentially in full compliance with all regulatory authorities.

6. Miscellaneous General Conditions

a) Time is of the essence and this agreement is governed by the laws of Nevada.

b) Upon closing of the acquisition of TRI shares by HYTN, Peter Kok Beng Yew will join the Board of Directors of TRI.

c) On execution, this is a binding agreement but both parties understand that additional documentation may be necessary to fully outline this transaction. In particular, the documents may need to be modified to conform to SEC requirements and to mutually minimize both present and future income tax to the mutual benefit of both parties. Both parties agree to execute on a timely basis such additional documents.

d) Delivery of an executed copy of this offer by facsimile or other means of electronic communication capable of producing a printed copy will be deemed to be executed and delivery of this letter on such date as the communication is delivered. This offer is open for acceptance until 5.00 p.m. PST, November 7th 2001.

e) The closing documents to contain "claw back" arrangements for both HRMI and HYTN. In the event, either HYTN or TRI elects to effect the "claw back" provision under Clause 6 (e) of the Offer To Purchase Agreement between the respective parties, then HYTN may reassign the Manufacturing and Distribution License Agreement to HRMI in return for a residual of 3% on nett revenues for a period of 2 years. Similarly, HRMI may require HYTN to reassign for the same consideration.

Suitable 60 days notice of such intent to "claw back" is required by either party along with provisions for arbitration if the "claw back" is not mutually agreed to.

(f) Final documentation is subject to directors, shareholders and regulatory approvals as may be required by both parties.

SIGNED: DATE: /s/ 5th November 2001

H20 Relief Management Inc.

/s/ signed

Peter Kok Beng Yew

AGREED: DATE: /s/ November 5, 2001

Sun Power Corporation

/s/ signed

/s/ L. Andrew Schwab, President